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                                                                   EXHIBIT 10.15


                              CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT (the "Agreement"), dated as of October 3, 2002, between ROHN Industries, Inc., a Delaware corporation ("the Company"), and Brian B. Pemberton (the "Consultant").

          WHEREAS, the Consultant has been serving the Company as its President and Chief Executive Officer pursuant to the terms of an Employment Agreement entered into on November 11, 1999 (the "Prior Agreement"), under which the Employment Term (as defined therein) will expire on November 11, 2002, and

          WHEREAS, the Company desires that the Consultant provide certain consulting services to its Board of Directors (the "Board") and Chief Executive Officer following the expiration of the Employment Term and the Consultant is willing to provide such services on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. RESIGNATION. The Consultant hereby resigns as President and Chief Executive Officer of the Company effective as of November 11, 2002 (the "Effective Date").

          2. RETENTION AS CONSULTANT. The Company shall retain the Consultant and the Consultant shall serve the Company as consultant to the Board and Chief Executive Officer of the Company in connection with strategic reviews and general sales advice, shall assist the Company in connection with its pursuit and maintenance of a contract with the U.S. Coast Guard and shall provide such other services as reasonably requested by the Board on the terms and conditions set forth herein.

          3. TERM. The Consultant shall be so retained for the period (the "Consulting Term") commencing as of the Effective Date and ending December 31, 2003 unless terminated sooner upon (i) the death of the Consultant, (ii) the material breach of this Agreement by the Consultant or (iii) conduct by the Consultant that is inimical to the best interests of the Company.

          4. COMPENSATION AND RELATED MATTERS. As full and complete compensation for the services to be rendered by the Consultant hereunder the Company shall make the following payments to the Consultant:

               (a) CONSULTING FEES. Subject to Section 2 hereof, in consideration for the Consultant's services hereunder, during the Consulting Term the Company shall pay the Consultant at a rate of $31,667 per month for the first 3 months of the Consulting Term and at a rate of $1,500 per month for each month thereafter (the "Fees"). The Fees set forth


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in this paragraph 4(a) shall be paid to the Consultant no less frequently than monthly and shall be pro-rated for the final portion of a month at the end of the Consulting Term.

               (b) COMMISSIONS. In addition to the Fees, during the Consulting Term, the Consultant shall be eligible to earn commissions on revenues generated by sales made to any customer obtained by the Consultant provided that the Consultant has obtained pre-approval from the then current Chief Executive Officer to solicit such customer. The amount of any such commissions shall be equal to 0.007 multiplied by the revenues generated by sales to such customer for a period of five years beginning on the date of the first contract between the customer and the Company. Commissions shall be paid within 30 days following the end of each calendar year quarter with respect to revenues received during such quarter. Unless otherwise agreed between the Company and the Consultant, no commissions shall be paid pursuant to this Section 4(b) following a Change in Control (as defined in Exhibit A hereto) except for commissions payable in respect of customer orders that had been received prior to the date of the Change in Control.

               (c) REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Consultant for reasonable business expenses incurred in the performance of the Consultant's duties hereunder upon submission of reasonably satisfactory documentation in accordance with the general policies of the Company; provided, however, that no expenses in excess of $500 will be reimbursed unless the Consultant obtained prior approval to incur such expenses in writing by the Board or the then Chief Executive Officer.

               (d) WITHHOLDING. The Consultant acknowledges that as of the Effective Date he will no longer be an "employee" (or person of similar status) of the Company or any of its affiliates for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or for purposes of eligibility for employee benefits provided by the Company or any of its affiliates. The Consultant waives any rights he may have to participate in any employee, fringe benefit or other similar plan of the Company or any of its affiliates. The Consultant acknowledges that he will not be paid any "wages" (as defined in the Code) hereunder and that the Consultant shall be solely responsible for all taxes imposed on him by reason of any compensation, benefits or other amounts payable hereunder.

          5. CONSULTANT COVENANTS. The Consultant hereby acknowledges that the covenants and other provisions set forth in Section 6 of the Prior Agreement survive the expiration of the Prior Agreement and the termination of this Agreement and the Consultant hereby affirms his agreement to comply with such provisions. In the event the Consultant violates any of the covenants set forth in Section 6 of the Prior Agreement, in addition to any other remedies the Company may have, all of the Company's obligations under this Agreement shall immediately cease.

          6. BINDING EFFECT/ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and


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assigns. Notwithstanding the provisions of the immediately preceding sentence, the Consultant shall not assign all or any portion of this Agreement without the prior written consent of the Company.

          7. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Company:   ROHN Industries, Inc.
                                    6718 West Plank Road
                                    Peoria, Illinois  61604
                                    Attention: Horace Ward

               If to the Employee:  Brian B. Pemberton
                                    5220 Anglers Haven Road
                                    Oak Harbor, Washington  98277

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          8. MODIFICATION OF AGREEMENT. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time

          9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without reference to the principles of conflict of laws.

          10. ENTIRE AGREEMENT. This Agreement and Section 6 of the Prior Agreement set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, written or oral, between them as to such subject matter.

          11. SEVERABILITY. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.


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          12.  HEADINGS. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Consultant has hereinto set his hand, on the date and year first above written.

                                            COMPANY:

                                            ROHN INDUSTRIES, INC.



                                            By: /s/ Michael E. Levine
                                               ---------------------------
                                            Name: Michael E. Levine
                                            Title: Chairman of the Board



                                            CONSULTANT:


                                            /s/ Brian B. Pemberton
                                            ------------------------------
                                            BRIAN B. PEMBERTON


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                                    Exhibit A

          "Change in Control" shall mean the occurrence of any one of the following events:

               (a) An acquisition (other than directly from the Company) of any common stock, par value $.01 per share, of the Company ("Common Stock") or other voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding Common Stock or (ii) the combined voting power of the Company's then outstanding voting securities entitled to vote for the election of directors (the "Voting Securities"); PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Common Stock or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined), or (iv) the UNR Asbestos-Disease Claims Trust;

               (b) The individuals who, as of the date of this Agreement are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (c)  The consummation of:

                    (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless the

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Merger is a Non-Control Transaction. A "Non-Control Transaction" shall mean a
Merger if:

                          (A)   the stockholders of the Company immediately
before such Merger own directly or indirectly immediately following the Merger at least fifty percent (50%) of the outstanding common stock and the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation"), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another corporation (a "Parent Corporation"), or (y) the Parent Corporation, if fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities is Beneficially Owned, directly or indirectly, by a Parent Corporation;

                          (B)   the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for the Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) the Parent Corporation, if fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities is Beneficially Owned, directly or indirectly, by a Parent Corporation; and

                          (C)   no Person other than (1) the Company or another
corporation that is a party to the agreement of Merger, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Common Stock or Voting Securities, has Beneficial Ownership immediately following the Merger, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) the Parent Corporation, if fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities is Beneficially Owned, directly or indirectly, by a Parent Corporation;

                    (ii)  A complete liquidation or dissolution of the Company;
or

                    (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or


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under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock or Voting Securities which increases the percentage of the then outstanding Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.


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